UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2015

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 20, 2015, the Board of Directors of The LGL Group, Inc. (the "Company") appointed Patti A. Smith, to serve as the Company's Chief Financial Officer. Ms. Smith, age 50, has served as the Company's Director of Financial Reporting and Human Resources since March 2015, as its Financial Reporting and Human Resources Manager since April 2014, and as the Financial Reporting Manager since September 2012. From July 2011 to May 2012, Ms. Smith was a Director of Financial Reporting for CNL Financial Group, Inc. ("CNL"), one of the nation's leading private investment management firms. From August 2007 to July 2011 Ms. Smith was the Vice President of Private Equity Accounting for CNL. Ms. Smith is a Certified Public Accountant licensed by the State of New York and holds a BS degree in Accounting from St. John Fisher College. Ms. Smith is employed by the Company on an "at will" basis, receives an annual base salary of $130,000, and is eligible to receive annual bonuses at the discretion of the Compensation Committee of the Company's Board of Directors.
Item 8.01.	Other Events.
On April 21, 2015, the Company issued a press release announcing Ms. Smith's appointment as Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 hereto.
Item 9.01.Financial Statements and Exhibits.
(d)  Exhibits
Exhibit No.	Description
99.1	Press release dated April 21, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 23, 2015	THE LGL GROUP, INC.

	By:	/s/ Patti A. Smith
		Name:	Patti A. Smith
		Title:	Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated April 21, 2015.